CareView Communications, Inc. 10-K/A

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

CareView Communications, Inc.

Lewisville, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260139) of CareView Communications, Inc. of our report dated May 19, 2023, except for the effects of Note 17 as to which the date is May 26, 2023, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

May 26, 2023